As Filed With The Securities And Exchange Commission On August 2, 2004

                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------------

                        ATLANTIC COASTAL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------

         Nevada                     6770                        74-3066530
       (State of          (Primary standard industrial       (I.R.S. employer
     Incorporation)        classification code number)    identification number)

                               -------------------

                       2501 E. Commercial Blvd., Suite 212
                         Fort Lauderdale, Florida 33308
                                 (954) 489-1210
   (Address and telephone number of Registrant's principal executive offices)

                                 Beatriz Pierson
                       2501 E. Commercial Blvd. Suite 212
                         Fort Lauderdale, Florida 33308
                                 (954) 489-1210
      (Name, address, and telephone number of Agent for Service of Process)

                              ---------------------

                                   Copies to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                             350 Las Olas Boulevard
                                   Suite 1700
                            Fort Lauderdale, FL 33301
                           Telephone No. 954-763-1200
                           Facsimile No. 954-766-7800

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


==================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
==================================================================================================================
  Title of Each Class of                            Proposed Maximum        Proposed Maximum
     Securities to be          Amount to be      Offering Price(1) Per     Aggregate Offering       Amount of
        Registered              Registered               Share                  Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock........            2,000,000                 $.10                  $200,000               $25.34
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
_______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION DATED AUGUST 2, 2004

                        ATLANTIC COASTAL PROPERTIES, INC.

                             2,000,000 Common Shares
                            at $.10 per Common Share

      There is a minimum offering amount of 500,000 common shares or $50,000. An escrow account has been established at __________________________________. If we do not meet the minimum offering amount by __________, 2004, we will promptly return all of the funds to investors.

      We are a blank check company.

      The common shares are being offered on a self-underwritten basis by Beatriz Pierson, officer and director of Atlantic Coastal Properties, Inc.

      This is our initial public offering and no public market current exists for our securities. We have not applied to be listed on any trading market or exchange.

                           Per Common Share                       Total

Minimum Proceeds               $.10                             $  50,000
Maximum Proceeds               $.10                             $ 200,000

      Up to a 10% commissions will only be paid if a registered broker-dealer sells our common shares. We do not intend to engage a broker-dealer.

      The offering will terminate on _______________, 2004.

      An investment in our securities involves high risk. Consider carefully the risk factors beginning on page __ in the prospectus.

      Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ____________, 2004

                                                     TABLE OF CONTENTS


Summary of the Offering.....................................................
Risk Factors................................................................
Forward Looking Statements..................................................
Atlantic Coastal............................................................
Use of Proceeds.............................................................
Dilution ...................................................................
Management's Discussion and Analysis or Plan of Operation...................
Market for Common Equity and
Related Stockholder Matters.................................................
Determination of Offering Price.............................................
Plan of Distribution........................................................
Management..................................................................
Principal Shareholders......................................................
Indemnification.............................................................
Certain Transactions........................................................
Description of Securities...................................................
Legal Matters...............................................................
Experts  ...................................................................
Available Information.......................................................
Financial Statements........................................................

                                                  Summary Of The Offering

Corporate History       Atlantic Coastal Properties, Inc. was originally
                        incorporated on October 21, 2002 under the laws of the State of Nevada. We have not conducted any business nor have had any operations since our inception.

                        Our principal executive and administrative offices are located at 2501 E. Commercial Blvd. #212, Ft. Lauderdale, Florida 33308. These offices consist of 250 square feet and are provided free of charge by Beatriz Pierson, an officer and director of Atlantic Coastal.

Operations              We are deemed to be a blank check company subject to
                        Rule 419. We are a development stage company. We may merge, make an exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

                        We have not and will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.

Outstanding Securities  1,000,000 common shares

The Offering            2,000,000 common shares

Offering termination     ___________, 2004

Arbitrary               Offering Price The aggregate offering price and number
                        of the common shares to be offered were arbitrarily determined by Atlantic Coastal.

Plan of Distribution    Beatriz Pierson, our officer and director, is offering
                        the common shares on a self-underwritten basis.

Public Market           There is no public market for our common shares.

Use of Proceeds         90% of the amount raised will be required to be
                        escrowed. Atlantic Coastal will use the net proceeds of the offering not escrowed over the next eighteen months.
                        Atlantic Coastal shall use the remaining amounts raised as follows (assuming sale of 2,000,000 shares):

o Expenses relating to evaluation of acquisition candidates - 25% of amount raised
o     Expenses relating to SEC reporting - 37.5% of amount raised
o     Offering expenses associated with this prospectus - 37.5% of amount raised

Rule 419 Offering. We are a blank check company. A blank check company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing penny stock. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share. The offering is required to comply with the provisions of Rule 419 of the Securities Act of 1933.

      Rule 419 requires that we deposit all offering proceeds into an escrow account, after deduction of cash paid for commissions, underwriting expenses and dealer allowances, if any and amounts permitted to be released to Atlantic Coastal, provided that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of Atlantic Coastal and all securities issued in connection with the offering into an escrow account until:

      o     we execute an agreement for an acquisition;

      o we file a post effective amendment to this registration statement that:

            o discloses the information specified by the applicable registration statement form and SEC requirements, including our financial statements and the company we acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

            o     discloses the results of the initial offering; and

            o     discloses the terms of the acquisition;

o within 5 days of the effective date of the registration statement, we provide a copy of the prospectus to purchasers;

o each purchaser shall have no fewer than 20 business days and nor more than 45 business days from the effective date of the post-effective amendment to notify us that the purchase elects to remain an investor. If we have not received this written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

o an acquisition is consummated within an 18-month time period from the effective date of this prospectus; and

o the value of the business or net assets acquired must equal 80% of the maximum offering amount ($160,000); or

o if an acquisition is not consummated in the 18-month time period, we will return the funds held in the escrow account to you by first class mail or equally prompt means within five business days following that date.

      Under Rule 419, we may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends or dividends, as we deposit proceeds into the escrow account. We intend to withhold 10 percent of the proceeds to assist in finding an acquisition candidate, to pay a portion of the offering expenses and to remain in compliance with the SEC filing requirements. No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on our behalf by our officer and director.

      There are no plans, arrangements or understandings, preliminary or otherwise, to merge or acquire the assets or business of an affiliate or associate of any officer, director or promoter of Atlantic Coastal.

No Commitment to purchase Common Shares. No commitment by anyone exists to purchase any of the common shares we are offering.

                                  Risk Factors

Since our principal shareholder, Beatriz Pierson will own approximately 33% of our common shares after the offering, you will have an extremely minority interest in Atlantic Coastal.

      There are currently 1,000,000 common shares outstanding. Ms. Pierson owns 1,000,000 of those common shares or 100% of the total outstanding common shares. Assuming we sell all of the 2,000,000 common shares, Beatriz Pierson will still own approximately 33% of the common shares. You will have an extremely minority interest in Atlantic Coastal and will not be able to influence the election of directors or other corporate matters.

Our independent auditors' report on our financial statements includes an explanatory paragraph stating that our ability to commence operations is dependent on the success of this offering or other fund raising, which raises substantial doubt about our ability to continue as a going concern.

      Since our incorporation, we have not received any revenues. We currently have no working capital and we are dependent on the proceeds from this offering and possible advances from our majority shareholder to locate a merger or acquisition candidate and consummate a merger or acquisition. Even if we do locate a merger or acquisition candidate, we may never become profitable and you may lose your entire investment.

We have no operating history and will not pursue any operations until we locate a merger or acquisition candidate. You may lose your entire investment.

      Since our incorporation, we have not received any revenues. To date, we have an accumulated deficit of $(7,931). We currently have no working capital and we are dependent on advances from our current officer and director to locate a merger or acquisition candidate and consummate a merger or acquisition. Even if we do locate a merger or acquisition candidate, we may never become profitable and you may lose your entire investment.

Our securities have no current trading market and we cannot make a market in our securities until we have consummated a merger or acquisition, which can take up to 18 months, if at all. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred and an active trading market has developed.

      We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if at all. We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred.

If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your investment.

      Management is not required to spend any minimum amount of time on company business and our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys. We have not entered into any current negotiations regarding an acquisition or merger. As we have no working capital, even if we locate a suitable candidate, we may not be able to successfully commence operations due to the other costs involved, including, but not limited to, costs involving filing a post effective amendment.

You may not have access to your funds after effectiveness of the registration statement for up to 18 months.

      No transfer or other disposition of the escrowed securities can be permitted except in identified instances. For 18 months from the effective date of the registration statement, you may not have access to your funds. If a consummated acquisition has not occurred by a date 18 months after the effective date of the initial registration statement, the funds held in the escrow account will be returned within five business days following that date.

We may not have sufficient funds to locate an acquisition candidate and you may lose your entire investment.

      We may not sell enough of the offering to obtain sufficient funds to conduct any search for an acquisition candidate. If we are unable to consummate an acquisition within the 18-month time frame, you will lose up to 20% of your investment. The 20% that may be lost consists of up to a 10% commission that may have been paid to a broker and the proceeds that will be withheld by Atlantic Coastal. Even if we do locate an acquisition candidate, we may never be profitable and you could lose your entire investment.

There is a disparity in the price paid by Beatriz Pierson and the offering price and you will experience immediate dilution of your investment.

      Our principal shareholder, Beatriz Pierson purchased common shares in Atlantic Coastal for $.001 compared to the offering price of $.10. Immediately after the offering, the book value per common share will be $.029 or 29% of your investment if we raise $50,000 and $.064 or 64% if we raise the entire offering amount.

Our sole officer is not required to commit her full time to our affairs and, accordingly, she may have conflicts of interest in allocating management time among various business activities.

      Ms. Pierson intends to devote approximately 50% of her time to our affairs. She may have conflicts of interest in allocating management time among various business activities. In the course of her other business activities, Ms. Pierson may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which she is affiliated. She may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of Nevada corporations are required to present certain business opportunities to such corporations. Accordingly, Ms. Pierson may have similar legal obligations relating to presenting certain business opportunities to multiple entities.

Our management has no prior experience with respect to a transaction involving the proposed combination of entities, including a blank check company.

      Ms. Pierson has had no prior experience relating to the identification, evaluation and acquisition of a merger or acquisition target. Thus we have no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate our prospects for achieving its intended business objectives. To date, our efforts have been limited primarily to organizational activities. We have limited resources and has had no revenues to date. In addition, we will not achieve any revenues (other than interest accruing on the proceeds of this offering) until the consummation of a business combination, if at all. There can be no assurance that any acquisition, at the time of our consummation of a business combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis.

Any acquisition we effect will result in the issuance of additional shares of common stock which will result in substantial dilution in the percentage of our common stock then held by the our shareholders, including investors in this offering.

      Any acquisition we effect will result in the issuance of additional shares of our common stock. Moreover, the shares issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by our management. In addition, any transaction will, in all likelihood, involve the appointment of additional members to our board of directors. Any acquisition or merger may not legally require shareholder approval. Any transaction will likely be structured so that the owners of an acquisition target will be issued an amount of our shares sufficient to provide them an 80% equity ownership interest in our company.

The ability to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers within that state, which may limit your ability to resell our shares.

      Because of regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered. We have not applied to register the shares in any state. Purchasers of the shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the shares are registered. In order to prevent resale transactions in violation of states' securities laws, public shareholders may only engage in resale transactions in the shares in jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. Blue sky restrictions on resales may limit the ability of investors to resell the shares they purchase in this offering.

We may be deemed an "investment company" should the net proceeds of this blank check offering remain uninvested for more than one year and being deemed an investment company without registration under the Investment Company Act can result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforceability of contracts with regard to our company.

      In the event we have not completed an acquisition of a business within one year of the closing of this blank check offering, we will take such actions as we deem necessary to avoid being classified as an "investment company." Measures may include a decision, if deemed necessary, to seek shareholder approval to liquidate our company. If there is such a liquidation, all investors in this blank check offering will receive the liquidated assets comprised of the Deposited Funds on a pro-rata basis.

                           Forward-Looking Statements

      The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

      Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

      These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Atlantic Coastal, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Atlantic Coastal, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                Atlantic Coastal

Overview

      We are deemed to be a blank check company subject to Rule 419. Atlantic Coastal has no material revenues. Atlantic Coastal has not commenced any operations and has only recently opened a bank account to begin the process of this registration statement. The funds we have received for funding the costs of this offering have been borrowed from Beatriz Pierson, our sole officer and director. Atlantic Coastal has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is locates and a merger or acquisition consummated. Atlantic Coastal can be defined as a "blank check company" whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

      Our principal executive and administrative offices are located at 2501 E. Commercial Blvd. #212, Fort Lauderdale, Florida 33308. These offices consist of 250 square feet and are provided free of charge by Beatriz Pierson, an officer and director of Atlantic Coastal.

Business Plan

      Atlantic Coastal intends to seek to facilitate the eventual creation of a public trading market in its outstanding securities. Atlantic Coastal's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses.

      The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership.

      Atlantic Coastal has very limited capital, and it is unlikely that Atlantic Coastal will be able to take advantage of more than one such business opportunity.

      Atlantic Coastal intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Atlantic Coastal has not identified any business opportunity that it plans to pursue, nor has Atlantic Coastal reached any agreement or definitive understanding with any person concerning an acquisition.

      Our officer and director has not previously been involved in transactions involving a merger between an established company and a "blank check company", but does have contacts within the corporate finance industry. As a result, we have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a "blank check company". However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with Atlantic Coastal.

      We anticipate that business opportunities will come to Atlantic Coastal's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We anticipate that we will contact broker-dealers and other third parties that are acquainted who are involved in corporate finance matters to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with Atlantic Coastal. Given the lack of working capital, we will not be able to compensate these contacts. Any finder's fees would have to be paid by the company we acquire, if at all. As a result, our ability to locate a merger candidate may be limited in scope.

      No assurance can be given that Atlantic Coastal will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Atlantic Coastal or our stockholders.

      Our search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on a stock exchange

      Atlantic Coastal anticipates that the business opportunities presented to it will:

      o be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

      o be in need of funds to develop a new product or service or to expand into a new market; and

      o be relying upon an untested product or market. This includes industries such as service, finance, natural resources, manufacturing, technology, medical, communications and others.

      Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of the registration of our securities, any entity, which has an interest in being acquired by, or merging into Atlantic Coastal, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

      In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Atlantic Coastal would be issued by Atlantic Coastal or purchased from the current principal shareholders of Atlantic Coastal by the acquiring entity or its affiliates. The sale of a controlling interest by certain principal shareholders of Atlantic Coastal could occur at a time when the other shareholders of Atlantic Coastal remain subject to restrictions on the transfer of their shares.

      If stock is purchased from our current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. In Atlantic Coastal's judgment, none of our officers, directors, nor beneficial shareholders would become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended.

      Depending upon the nature of the transaction, our current officer and director may resign her management positions with Atlantic Coastal in connection with our acquisition of a business opportunity. In the event of such a resignation, Atlantic Coastal's current management would not have any control over the conduct of Atlantic Coastal's business following Atlantic Coastal's combination with a business opportunity.

Investment Company Act and Other Regulation

      We may participate in a business opportunity by purchasing, trading or selling the securities of an entity. We do not, however, intend to engage primarily in these activities. Specifically, we intend to conduct our activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated under the Investment Act.

      Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items. We intend to implement our business plan in a manner that will result in the availability of this exception from the definition of investment company. As a result, our participation in a business or opportunity through the purchase and sale of investment securities will be limited.

      Our plan of business may involve changes in our capital structure, management, control and business, especially if we consummate a reorganization as discussed above. Each of these areas is regulated by the Investment Company Act, in order to protect purchasers of investment company securities. Since Atlantic Coastal will not register as an investment company, stockholders will not be afforded these protections.

      Any securities which Atlantic Coastal might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Atlantic Coastal elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Securities Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

      Although our plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, we would be required to comply with the provisions of the Act to effect such resale.

      In addition, an acquisition made by Atlantic Coastal may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

      We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Atlantic Coastal and will be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public blind pool companies, many of which may have more funds available than does Atlantic Coastal.

Employees

      We are a development stage company and currently have no employees. We expect to use consultants, attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

      Although there is no current plan with respect to the nature or amount of compensation, we may pay or accrue remuneration for the benefit of, our officers prior to, or at the same time as the completion of a business acquisition.

Legal Matters

      There is no litigation pending or, to our knowledge, threatened to which Atlantic Coastal may be a party.

                                 Use of Proceeds

      The proceeds not in escrow are to be utilized over an eighteen-month period.

                                                      $200,000          $50,000
                                                       Raised            Raised
                                                       --------         --------
Gross Proceeds                                         $200,000         $ 50,000

Amount immediately available
to Atlantic Coastal                                    $ 20,000         $  5,000
Expenses relating to
Evaluation of acquisition
Candidates                                             $  5,000         $  2,000
Expenses relating to
SEC reporting                                          $  7,500         $  2,000
Offering expenses                                      $  7,500         $  1,000
                                                       --------         --------

Proceeds used
before acquisition                                     $ 20,000         $  5,000
                                                       --------         --------

Proceeds to be escrowed                                $180,000         $ 45,000

      If less than $200,000 is raised, our officer and director has orally agreed to provide the funds necessary to pay the expenses of the offering and attempt to locate an acquisition candidate. Any amounts available for expenses immediately will be used to locate an acquisition candidate.

      Our officer and director has verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Atlantic Coastal, repayable only if an acquisition is made.

      The proceeds not held in the escrow account after payment of the offering expenses will be used in the following order of priority:

      o to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations;

      o for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and

      o     to pay for offering expenses associated with this prospectus.

      No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering. No portion of the proceeds not held in the escrow account will be used to acquire assets or finance the acquisitions of other businesses.

      It is contemplated that the Deposited Funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

(1)      an obligation that constitutes a "deposit," as that term is defined in
         Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1)(1991)];

(2) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 917 CFR 270.2a-7) under the Investment Company Act; or

(3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

                                    Dilution

      Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

      The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $50,000 raised

Offering price                                                           $0.10
Net tangible book value per common share before offering                 $0.007
Increase per Share attributable to investors                             $0.036
Pro Forma net tangible book value per common share after offering        $0.029
Dilution to investors                                                    $0.071
Dilution as a percent of offering price                                  71%

Assuming $200,000 raised

Offering price                                                           $0.10
Net tangible book value per common share before offering                 $0.007
Increase per Share attributable to investors                             $0.071

Pro Forma net tangible book value per common share after offering        $0.064

Dilution to investors                                                    $0.036
Dilution as a percent of offering price                                  36%

Further Dilution

      We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

            Management's Discussion and Analysis or Plan of Operation

      We are a development stage entity and we have not engaged in any operations nor generated any revenues to date. We were organized in October 2002 and our entire activity since our inception has been to prepare for our proposed fund raising through an offering of equity securities as described in this prospectus.

Capital and Source of Liquidity

      All of the initial working capital has been obtained from the sale of common shares to our officer, director and principal shareholder and loans of from Beatriz Pierson. At March 31, 2004, we have cash of $129 and a working capital deficit of $6,931. For the three months ended March 31, 2004, we received a loan from Ms. Pierson of $5,000 resulting in net cash provided by financing activities of $5,000. Since inception, we have not pursued any other financing activities.

      For the three months ended March 31, 2004 and the year ended December 31, 2003, Atlantic Coastal did not pursue any investing activities.

      We currently have no working capital and will rely on loans from our sole officer and director to continue operations until completion of the offering. Atlantic Coastal requires these additional loans and proceeds from this offering to implement business plans.

      On a long-term basis, liquidity is dependent on commencement of operation and receipt of revenues, additional infusions of capital, and debt financing. Atlantic Coastal believes that related party loans and proceeds from this offering in the short term will allow Atlantic Coastal to increase its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that Atlantic Coastal will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations

      Since inception, we have not received any revenues from operations.

      For the three months ended March 31, 2004, Atlantic Coastal had expenses of $5,365 consisting of professional fees. For the year ended December 31, 2003, Atlantic Coastal incurred expenses of $2,566 relating to legal and accounting fees for the preparation of this offering and our organization.

Plan of Operation

      Atlantic Coastal is in the development stage and has not conducted any operations to date or received any operating revenues. We can satisfy our cash requirements in the next 18 months if we can successfully complete this offering and receive loans from our officer and director.

      For the current fiscal year, Atlantic Coastal anticipates incurring a loss as a result of expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. Atlantic Coastal anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

      The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates, expenses relating to SEC reporting and offering expenses in the following order of priority.

      1. Business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations. The expenses relating evaluation of acquisition candidates will consist of: telephone, travel and lodging, legal fees re: document review and preparation, accounting fees, and other miscellaneous due diligence expenses.

      2. General and administrative expenses incurred in connection with our reporting obligations with the SEC:

        o        legal
        o        accounting fees
        o        administrative support expenses

      3. Any remaining funds will be used to cover expenses of this offering.

      If less than $200,000 is raised, our officer and director has orally agreed to provide the funds necessary to pay the expenses of its offering and attempts to locate an acquisition candidate. Any amounts available for expenses immediately will be used to locate an acquisition candidate.

      Our officer and director has verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Atlantic Coastal, repayable only if an acquisition is made.

      No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

      Atlantic Coastal believes that our existing capital will not be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. Accordingly, in the event Atlantic Coastal is unable to complete a business combination within 12 months, we anticipate that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination. Atlantic Coastal will depend on additional advances from our officer and director.

      We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Atlantic Coastal's needs for additional financing are likely to increase substantially. Our officer and majority stockholder has made oral commitments to provide additional capital. We cannot assure you that any additional funds will be available to Atlantic Coastal to allow us to cover our expenses. Even if Atlantic Coastal's cash assets prove to be inadequate to meet Atlantic Coastal's operational needs, Atlantic Coastal might seek to compensate providers of services by issuances of stock in lieu of cash.

      We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

            Market for Common Equity and Related Stockholder Matters

      At the present time, there is no market for our common shares.

      We have one holder of record.

      Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

      If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

      SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share. A market in our stock may never develop due to these restrictions.

                         Determination of Offering Price

      The offering price of the common shares were arbitrarily determined by Atlantic Coastal without any consideration of the actual value of our company or what the market might pay for our stock.

                              Plan of Distribution

Plan of Distribution

      The common shares are being offered on a self underwritten basis by Beatriz Pierson, our officer and director. Although she is an associated persons of our company, as that term is defined in Rule 3a4-1 under the Exchange Act, she is deemed not to be a broker for the following reasons:

      o She is not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

      o She will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      o She is not an associated person of a broker or dealer at the time of her participation in the sale of our securities.

      As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

      Management, principal shareholders or their affiliates may not acquire common shares in the offering.

Rule 419 Requirements

      SEC rules require that we deposit all offering proceeds into an escrow account, after deduction of cash paid for commissions, underwriting expenses and dealer allowances, if any and amounts permitted to be released to Atlantic Coastal, provided that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of Atlantic Coastal and all securities issued in connection with the offering into an escrow account until:

      o     we execute an agreement for an acquisition;

      o we file a post effective amendment to this registration statement that:

            o discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

            o     discloses the results of the initial offering; and

            o     discloses the terms of the offering.

      o within 5 days of the effective date of the registration statement, we provide a copy of the prospectus to purchasers;

      o each purchaser shall have no fewer than 20 business days and nor more than 45 business days from the effective date of the post-effective amendment to notify Atlantic Coastal that the purchase elects to remain an investor. If Atlantic Coastal has not received this written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

      o     an acquisition is consummated within an 18-month time period; and

      o the value of the business or net assets acquired must equal 80% of the maximum offering amount ($180,000); or

      o if an acquisition is not consummated in the 18-month time period, we will return the funds held in the escrow account to you by first class mail or equally prompt means within five business days following that date.

Escrow Account

      Pursuant to Rule 419, Atlantic Coastal has established an escrow account at _____________________________, ___-___-____, an insured depository institution. The deposit account records will provide that funds in the escrow account are held for the benefit of the purchasers named and the records of the escrow agent, maintained in good faith and in the regular course of business, will show the name and interest of each party to the account.

      Funds held in escrow may be released to Atlantic Coastal and securities may be delivered to the purchaser identified on the deposited securities only at the same time as or after:

      o the escrow agent has received a signed representation from Atlantic Coastal, together with other evidence acceptable to the escrow agent, that the requirements of Rule 419 as described above have been met; and

      o consummation of an acquisition meeting the requirements of Rule 419 as described above.

Offering Period

      The offering period will commence on the date of this prospectus and will terminate on ______________, 2004.

                                   Management

Executive Officers and Directors

      Our directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers are appointed by our directors. Our executive officers and directors and their business experience follows:

Name                 Age     Position                   Period Served

Beatriz Pierson       44     President, Secretary,
                             Treasurer and Director     Inception to present

      Beatriz Pierson. Ms. Pierson has been president, secretary and director of Atlantic Coastal since our inception. Ms. Pierson received a degree in Audiology and Speech Pathology from Rosario University in Bogota, Colombia in 1981. Since 1999 she has worked as an administrative director of Yt2K, Inc., a finance company which began in Broomfield, Colorado in 1999 and moved to South Florida in 2001.

Compensation

      To date, no compensation has been paid to our officer. Upon successful completion of the offering, we may enter into written employment agreements with our current officers and key employees yet to be named.

      Our officer and/or director has not received compensation for her services rendered. She has agreed to act without compensation. Our current officer and director does not accrue any compensation.

Employee Incentive Stock Option Plan

      No stock option plan has been adopted or offered.

                             Principal Shareholders

      The following sets forth the beneficial ownership of the common stock of Atlantic Coastal by each of Atlantic Coastal's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the securities indicated.

      There are currently 1,000,000 common shares outstanding.

      The following tabulates holdings of common shares of Atlantic Coastal (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Atlantic Coastal individually and as a group.

                                                                                           Percentage of
                                                                                           Common Shares
                                                                                          After Offering
                                           Number &                                 Assuming          Assuming
                                            Class               Prior to             Sale of           Sale of
Name and Address                          of Shares             offering            2,000,000        of 500,000
---------------------------------------------------------------------------------------------------------------

Beatriz Pierson                            1,000,000              100%                  33%               67%
2501 E. Commercial Blvd.
Suite 212
Fort Lauderdale, FL 33308

All Directors & Officers                   1,000,000              100%                  33%               67%
as a group (1 person)


      Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

      Beatriz Pierson would be deemed to be a promoter of Atlantic Coastal.

      We do not know of any arrangements, which would result in a change of control of Atlantic Coastal.

                                 Indemnification

      Our bylaws and Nevada law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                              Certain Transactions

      During January 2003, Beatriz Pierson purchased 1,000,000 shares of our common stock at $.01 per share. Beatriz Pierson may be deemed to be a promoter of Atlantic Coastal.

      In February 2004, Ms. Pierson advanced our Company $5,000 under a promissory note. The note bears interest at 8% per annum and is due in February 2005.


      We currently occupy our executive offices on a month to month basis at no cost. This space is provided by Ms. Pierson.

                            Description of Securities

Capital Stock

      We are authorized to issue 50,000,000 common shares, $.001 par value per share and no preferred shares. We are not authorized to issue preferred stock. As of the date of this prospectus, there are 1,000,000 common shares outstanding.

      Holders of common shares of Atlantic Coastal are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Atlantic Coastal legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

      There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available. We have not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Atlantic Coastal. Accordingly, future dividends, if any, will depend upon our need for working capital and its financial conditions at the time.

      Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

      There are no anti-takeover provisions in our articles, nor bylaws that may have the affect of delaying or preventing a change in control.

Dividends

      We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

      We intend to engage Transfer Online, Inc. to act as the transfer agent for our common stock. Its address is 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204 and its telephone number is 503-227-2950.

Shares Eligible for Future Sale

      Upon consummation of the sale of the maximum amount of shares offered in this offering, we will have 300,000 shares outstanding. Of these, the 2,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company (in general, a person who has a control relationship with our company) which will be subject to the limitations of Rule 144 promulgated by the SEC under the Securities Act. All of the remaining 100,000 shares are "restricted securities," as that term is defined under Rule 144, in that the shares were issued in private transactions not involving a public offering.


      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (or persons whose shares are aggregated), who has owned restricted shares beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares the Rule 144 without regard to any of the limitations described above. However, the SEC staff has expressed the opinion to the NASD that securities issued by "blank check" companies to promoters, affiliates or their transferees cannot be resold under Rule 144.


      Prior to this offering, there has been no market for the shares, and no prediction can be made as to the effect, if any, that market sales of restricted shares or the availability of such restricted shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the price for the sale of our shares in any trading market which may develop.

                                  Legal Matters

      All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Adorno & Yoss of Ft. Lauderdale, Florida.

                                     Experts

      The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to the opinion in said report that our ability to commence operations is dependent, among other factors, upon the success of this offering or other fund raising.

                              Available Information

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC For further information with respect to our company and this offering, reference is made to the registration statement, which may be examined at the SEC's Public

Reference Office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Chicago Regional Office of the SEC, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information at the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. References in this prospectus to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by reference to such documents, statutes, regulations and agreements. We will provide without charge to each person who receives a prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the prospectus.

      The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC's address on the Web is http://www.sec.gov.

                        ATLANTIC COASTAL PROPERTIES, INC.


                              FINANCIAL STATEMENTS


                                Table of Contents


Report of Independent Certified Public Accountants..................  F - 2

Balance Sheets .....................................................  F - 3

Statements of Operations ...........................................  F - 4

Statements of Changes in Shareholder's Equity ......................  F - 5

Statements of Cash Flows ...........................................  F - 6

Notes to Financial Statements.......................................  F - 7 -10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the shareholders and board of directors Atlantic Coastal Properties, Inc.:

We have audited the accompanying balance sheet of Atlantic Coastal Properties, Inc. (hereinafter referred to as "the Company") as of December 31, 2003, and the related statements of operations, shareholder's deficit and cash flows for year ended December 31, 2003 and the period October 21, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Coastal Properties, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.




JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
March 26, 2004

                         ATLANTIC COASTAL PROPERTIES, INC.

                                  BALANCE SHEETS


                                                                                    March 31      December 31
                                                                                      2004           2003
                                                                                   -----------    -----------
                                                                                   (unaudited)
                                      ASSETS

CURRENT ASSETS
Cash                                                                               $       129    $       494
                                                                                   -----------    -----------

TOTAL CURRENT ASSETS                                                                       129            494
                                                                                   -----------    -----------

TOTAL ASSETS                                                                       $       129    $       494
                                                                                   ===========    ===========

                       LIABILITIES AND SHAREHOLDER'S DEFICIT

                                    LIABILITIES

CURRENT LIABILITIES
Shareholder note and loan payable                                                  $     7,060    $     2,060
                                                                                   -----------    -----------

TOTAL CURRENT LIABILITIES                                                                7,060          2,060
                                                                                   -----------    -----------
TOTAL LIABILITIES                                                                        7,060          2,060
                                                                                   -----------    -----------

                               SHAREHOLDER'S DEFICIT

Common stock, $0.001 par value, 50,000,000 shares authorized,
1,000,000 shares issued and outstanding                                                  1,000          1,000

Accumulated deficit                                                                     (7,931)        (2,566)
                                                                                   -----------    -----------

TOTAL SHAREHOLDER'S DEFICIT                                                             (6,931)        (1,566)
                                                                                   -----------    -----------

TOTAL LIABILITIES
AND SHAREHOLDER'S DEFICIT                                                          $       129    $       494
                                                                                   ===========    ===========


The accompanying notes are an integral part of these financial statements.

            ATLANTIC COASTAL PROPERTIES, INC.

             STATEMENTS OF OPERATIONS

                                                                                                             For the period
                                                                                            For the year    October 21, 2002
                                                                For the three months ended      ended     (inception) through
                                                                          March 31           December 31      December 31,
                                                                    2004           2003          2003            2002
                                                                -----------    -----------   -----------    -----------------
                                                                        (unaudited)
                                                                --------------------------
REVENUES                                                        $        --    $        --   $        --    $              --
                                                                -----------    -----------   -----------    -----------------

OPERATING EXPENSES
Professional fees                                                     5,365             --         2,566                   --
                                                                -----------    -----------   -----------    -----------------

                                                                      5,365             --         2,566                   --
                                                                -----------    -----------   -----------    -----------------

LOSS BEFORE TAXES                                                    (5,365)            --        (2,566)                  --

INCOME TAXES                                                             --             --            --                   --
                                                                -----------    -----------   -----------    -----------------

NET LOSS                                                             (5,365)            --        (2,566)                  --
                                                                -----------    -----------   -----------    -----------------

NET LOSS PER SHARE - Basic and diluted                          $    (0.005)   $        --   $    (0.003)   $              --
                                                                ===========    ===========   ===========    =================

Weighted average common
shares outstanding - Basic and diluted                            1,000,000             --     1,000,000                   --
                                                                ===========    ===========   ===========    =================



The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT


                                                   Common Stock
                                           50,000,000 shares authorized
                                         --------------------------------     Additional
                                             Shares          Par Value         Paid-in        Accumulated
                                             Issued       $.001 per share      Capital          Deficit            Total
                                         --------------   ---------------   --------------   --------------    --------------
BALANCE - OCTOBER 21, 2002 (inception)               --   $            --   $           --   $           --    $           --

Net loss                                             --                --               --               --                --
                                         --------------   ---------------   --------------   --------------    --------------

BALANCE - DECEMBER 31, 2002                          --                --               --               --                --

Issuance of common stock                      1,000,000             1,000               --               --             1,000

Net Loss                                             --                --               --           (2,566)           (2,566)
                                         --------------   ---------------   --------------   --------------    --------------

BALANCE - DECEMBER 31, 2003                   1,000,000   $         1,000   $           --   $       (2,566)   $       (1,566)

                       Unaudited

Net Loss                                             --                --               --           (5,365)           (5,365)
                                         --------------   ---------------   --------------   --------------    --------------

BALANCE - MARCH 31, 2004                      1,000,000   $         1,000   $           --   $       (7,931)   $       (6,931)
                                         ==============   ===============   ==============   ==============    ==============


The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                                        For the period
                                                                   (unaudited)                         October 21, 2002
                                                              For the three months       For the year    (inception)
                                                                       ended                 ended         through
                                                                      March 31            December 31    December 31,
                                                                 2004           2003          2003           2002
                                                             -----------    -----------   -----------    -----------
Cash flows from operating activities
Net loss                                                     $    (5,365)   $        --   $    (2,566)   $        --
Adjustments to reconcile net loss to net
cash used by operating activities                                     --             --            --             --
                                                             -----------    -----------   -----------    -----------

Total adjustments                                                     --             --            --             --
                                                             -----------    -----------   -----------    -----------

Net cash used by operating activities                             (5,365)            --        (2,566)            --
                                                             -----------    -----------   -----------    -----------

Cash flows from investing activities

Net cash provided by investing activities                             --             --            --             --
                                                             -----------    -----------   -----------    -----------

Cash flows from financing activities
Proceeds from shareholder note and loan, respectively              5,000             --         2,060             --
Issuance of common stock                                              --             --         1,000             --
                                                             -----------    -----------   -----------    -----------

Net cash provided by financing activities                          5,000             --         3,060             --
                                                             -----------    -----------   -----------    -----------

NET INCREASE IN CASH                                                (365)            --           494             --

CASH AT BEGINNING OF PERIOD                                          494             --            --             --
                                                             -----------    -----------   -----------    -----------
CASH AT END OF PERIOD                                        $       129    $        --   $       494    $        --
                                                             ===========    ===========   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Atlantic Coastal Properties, Inc. (the "Company") was incorporated under the laws of the State of Nevada to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company been has had no operations to date other than issuing shares to its original shareholders.

We have been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.

                        ATLANTIC COASTAL PROPERTIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. The financial statements reflect a deferred tax asset of approximately $900 as of December 31, 2003 and a valuation allowance of the same amount, since the Company did not have the revenue history to support the future recognition of the deferred tax asset. It is more likely that the deferred tax asset will not be recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss Per Share

The Company computed basic and diluted loss per share amounts for December 31, 2003 and 2002 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Recent Authoritative Pronouncements

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transactions that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

                        ATLANTIC COASTAL PROPERTIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


SFAS No. 146, "Accounting for Exit or Disposal Activities" addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF No. 94-3. Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS No. 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends SFAS No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options. The adoption of the disclosure provisions of SFAS No. 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15,

                        ATLANTIC COASTAL PROPERTIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

NOTE 3 - SHAREHOLDERS' EQUITY

In December 2003, the Company issued 1,000,000 shares of common stock at par value to its founder.

NOTE 4 - SUBSEQUENT EVENT

In February 2004, the Company borrowed an additional $5,000 under a promissory note to an officer and shareholder of the Company. The note bears interest at 8% per annum and is due in February 2005.

                                     Part II
                     Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Nevada Corporation Code grants to Atlantic Coastal the power to indemnify the officers and directors of Atlantic Coastal, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Atlantic Coastal and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Atlantic Coastal shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Atlantic Coastal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Atlantic Coastal or is or was serving at the request of Atlantic Coastal as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Atlantic Coastal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Atlantic Coastal and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Atlantic Coastal shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Atlantic Coastal to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Atlantic Coastal or is or was serving at the request of Atlantic Coastal as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Atlantic Coastal; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Atlantic Coastal unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Atlantic Coastal has been successful on the merits in defense of any action, suit, or proceeding referred to in its bylaws or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the bylaws of Atlantic Coastal (unless ordered by a court) shall be made by Atlantic Coastal only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in its bylaws. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Atlantic Coastal in advance of the final disposition of such action, suit, or proceeding as authorized in the bylaws upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Atlantic Coastal as authorized in the bylaws.

The indemnification provided by Atlantic Coastal's bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Atlantic Coastal or who is or was serving at the request of Atlantic Coastal as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Atlantic Coastal would have the power to indemnify him against such liability under the provisions of Atlantic Coastal's bylaws.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than the registration fee, expenses are estimated below.

          Registration fee                                 $      25.34
          Printing expenses                                      500.00
          Accounting fees and expenses                         3,500.00
          Legal fees and expenses                              5,000.00
          State securities law fees
             and expenses                                      1,000.00
          Stock Transfer Escrow Agent Fees                     1,500.00
          Miscellaneous expenses                               1,485.76
                                                           ------------
          Total                                            $  13,000.00
                                                           ============

Item 26.  Recent Sales of Unregistered Securities

During January 2003 we issued 1,000,000 shares of common stock to our sole officer and director. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Our officer is an accredited investor and had access to information concerning our company at the time of her investment. The shares contain the appropriate restrictive legends restricting the transferability absent registration or applicable exemption of registration. No solicitation nor advertising was used in connection with the issuance.

Item 27.  Exhibit Index.

(3)    Articles of Incorporation
(3.1)  Bylaws
(4)    Specimen certificate for common stock*
(5) Opinion of Adorno & Yoss, P.A. regarding legality of securities registered under this Registration Statement*
(10)   Escrow Agreement*
(23.1) Consent of attorney (included in exhibit 5)
(23.2) Consent of Jewett, Schwartz & Associates, Independent Auditor

*  To be filed by amendment

Item 28.  Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fort Lauderdale, Florida as of August 2, 2004.

                                             Atlantic Coastal Properties, Inc.


                                             By: /s/ Beatriz Pierson
                                                 ---------------------------
                                                 Beatriz Pierson
                                                 President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                          Date
      ---------                       -----                          ----

/s/Beatriz Pierson           Chief Executive Officer,           August 2, 2004
------------------------     Principal Financial Officer,
Beatriz Pierson              and Director